UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
June 23, 2009
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32335	88-0488686

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11388 Sorrento Valley Road, San Diego, California	92121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 794-8889
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On June 23, 2009, Halozyme Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement with Jefferies & Company, Inc. (the “Underwriting Agreement”) providing for the sale to the public of 6,150,000 shares of the Company’s common stock at $6.50 per share (the “Offering”). The Underwriting Agreement contains other terms and conditions that are generally customary for transactions of this nature. The transactions contemplated by the Underwriting Agreement are expected to close on June 26, 2009. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement.
     The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-155787), which was declared effective by the Securities and Exchange Commission on January 8, 2009, as supplemented by a preliminary prospectus supplement dated June 22, 2009 and a final prospectus supplement dated June 23, 2009, each filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.
     This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including its annual report on Form 10-K for the year ended December 31, 2008.
     The legal opinion, including the related consent, of DLA Piper LLP (US) is filed as Exhibit 5.1 to this Current Report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 23, 2009, between Halozyme Therapeutics, Inc. and Jefferies & Company, Inc.

5.1	Opinion and Consent of DLA Piper LLP (US).

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.
June 23, 2009	By:	/s/ James E. Cartoni
James E. Cartoni
Vice President, Legal